SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 30, 2006
COMPASS BANCSHARES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-31272	63-0593897

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 South 20th Street, Birmingham, Alabama	35233

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:                    (205) 297-3000
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Compass Bancshares, Inc. (the “Company”) is filing the forms of Performance Contingent Restricted Stock Agreement A, B and C and forms of Incentive Stock Option Agreement A, B and C for use with awards to be granted by the Compensation Committee under the Company’s 2002 Incentive Compensation Plan until the shares reserved for issuance under that plan are fully used. These forms also may be used for awards under the Company’s 2006 Incentive Compensation Plan which was approved by the Company’s stockholders at its annual meeting held on April 17, 2006 and is also attached as an Exhibit to this filing.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits:
10.1	Form of Performance Contingent Restricted Stock Agreement A

10.2	Form of Performance Contingent Restricted Stock Agreement B

10.3	Form of Performance Contingent Restricted Stock Agreement C

10.4	Form of Incentive Stock Option Agreement A

10.5	Form of Incentive Stock Option Agreement B

10.6	Form of Incentive Stock Option Agreement C

10.7	2006 Incentive Compensation Plan (incorporated by reference to Exhibit A to Compass Bancshares, Inc.’s 2006 Form DEF 14A, file number 001-31272, filed with the Securities and Exchange Commission on March 17, 2006).
Exhibit Index

Exhibit No.	Description of Document
10.1	Form of Performance Contingent Restricted Stock Agreement
10.2	Form of Performance Contingent Restricted Stock Agreement
10.3	Form of Performance Contingent Restricted Stock Agreement
10.4	Form of Incentive Stock Option Agreement
10.5	Form of Incentive Stock Option Agreement
10.6	Form of Incentive Stock Option Agreement

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.
Dated: May 30, 2006

COMPASS BANCSHARES, INC.
By:	/s/ Kirk P. Pressley
Kirk P. Pressley
Chief Accounting Officer